                                                                     EXHIBIT 3.3

                                                      Effective:  March 20, 1997

                                    BYLAWS

                                      OF

                      HORIZON ORGANIC HOLDING CORPORATION


                                   Article I

                                    Offices
                                    -------

     The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places either within or without the State of Delaware as the board of directors may from time to time designate or as the business of the Corporation may require.

                                  Article II

                                 Stockholders
                                 ------------

     Section 1.  Annual Meeting.  The annual meeting of the stockholders of the
                 --------------
Corporation shall be held for the election of directors at such date, time, and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors from time to time. Any other proper business may be transacted at the annual meeting.

     Section 2.  Special Meetings.  Special meetings of stockholders for any
                 ----------------
purpose or purposes may be called at any time by the president, the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, and special meetings may be called under the circumstances and in the manner set forth in Article III, Section 3(c), but such special meetings may not be called by any other person or persons.

     Section 3.  Place.  Meetings of the stockholders of the Corporation shall
                 -----
be held at such place, within or without the State of Delaware, as may from time to time be designated by the individual or entity that called the meeting and stated in the notice of meeting.

     Section 4.  Notice.  Whenever stockholders are required or permitted to
                 ------
take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and shall be mailed or delivered to each stockholder entitled to vote at least
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ten (10) days, but no more than sixty (60) days, prior to the meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

     Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the stockholder entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.

     Section 5.  Adjournments.  Any meeting of stockholders, annual or special,
                 ------------
may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6.  Quorum and Manner of Acting. Unless otherwise provided by law
                 ---------------------------
or the Certificate of Incorporation, one third of the shares of each class of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, the stockholders who are present may, by' majority vote, adjourn the meeting from time to time in the manner provided in Section 6 of this Article until a quorum shall be present.

     Section 7.  Voting; Proxies.  Unless otherwise provided in the Certificate
                 ---------------
of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may, in a writing and in accordance with Title 8, Section 212 of the Delaware General Corporation law including but not limited to the use of facsimile signatures thereon, authorize another person or persons to act for him by proxy. However, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period of time. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any copy, facsimile telecommunication or other reliable reproduction of the writing required to duly execute a proxy may be substituted or used for the original for any and all purposes provided that such copy, facsimile communication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting

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in person or by filing an instrument in writing revoking the proxy or another duly executed proxy beating a later date with the secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine or unless required by law. All elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

     Section 8.  Conduct of Meetings.  Meetings of stockholders shall be
                 -------------------
presided over by the chairman of the board of the Corporation, if any, or in his absence by the president of the Corporation, or in the absence of the foregoing persons, by a chairman designated, by the board of directors, or in the absence of such designation, by a chairman chosen at the meeting. The secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 9.  Record Date.  Unless expressly provided otherwise in any
                 -----------
option, warrant or convertible security, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. The determination of which stockholders are entitled to express consent to corporate action in writing without a meeting shall be made not more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. The board of directors shall have the power to close the stock transfer book at the time the record date is fixed.

     Section 10.  Voting of Shares of Certain Holders.  A stockholder whose
                  -----------------------------------
shares are pledged shall be entitled to vote such shares unless in the transfer books of the Corporation he has expressly empowered the pledgee to vote his shares, in which case only the pledgee, or his proxy, may vote the shares.

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     Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall not be entitled to vote or be counted for quorum purposes.

     Shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on and after the date on which written notice of redemption has been sent to holders of such shares and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates representing the shares.

     Section 11.  List of Stockholders Entitled to Vote.  The secretary of the
                  -------------------------------------
Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours of the Corporation, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 12.  Action Without a Meeting.  Any action required or permitted to
                  ------------------------
be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Corporation shall give prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing.

                                  Article III

                              Board of Directors
                              ------------------

     Section 1.  Management of the Corporation.  The property, business, and
                 -----------------------------
affairs of the Corporation shall be managed and controlled by or under the direction of its board of directors.

     Section 2.  Number, Tenure and Qualifications.  The number of directors of
                 ---------------------------------
the Corporation shall be one or more members as set from time to time by the board of directors. The

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board of directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders and until his successor is elected and qualified. Thereafter, directors shall be elected at each annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation. Any director may resign at any time upon written notice to the corporation. Directors shall be removed in the manner provided in Title 8, Section 141(k) of the Delaware General Corporation Law.

     Section 3.  Vacancies.
                 ---------

          (a) Vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced and until his successor is elected and qualified;

          (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of these bylaws, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected;

          (c) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of Title 8 of the Delaware Corporation Law;

          (d) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten (10%) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of Title 8 of the Delaware Corporation Law as far as applicable;

          (e) Any director may resign at any time upon written notice to the Corporation. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or

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resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3 with respect to the filling of other vacancies.

     Section 4.  Maintenance of Books Outside State.  The board of directors may
                 ----------------------------------
hold meetings and keep the books of the Corporation outside the State of Delaware.

     Section 5.  Regular Meetings.  A regular meeting of the board of directors,
                 ----------------
of which no notice shall be necessary and which may be held within or without the State of Delaware, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings of the board of direction without other notice than such resolution.

     Section 6.  Special Meetings.  Special meetings of the board of directors
                 ----------------
may be held at any time or place within or without the State of Delaware whenever called by order of the chairman of the board, by the president of the Corporation or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     Section 7.  Waiver of Notice.  When notice is required, a written waiver of
                 ----------------
notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 8.  Conduct of Meetings.  At meetings of the board of directors the
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chairman of the board of the Corporation, if any, or in his absence, the president of the Corporation, or in his absence, a designated vice-president of the Corporation shall preside. At all meetings of the board of directors, a majority of the total number of the board of directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. At any meeting at which every director shall be present, even though held without any notice, any business may be transacted. The members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

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     Section 9.   Compensation.  The directors shall receive such compensation
                  ------------
for their services as directors and as members of any committee appointed by the board as may be prescribed by the board of directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

     Section 10.  Manifestation of Dissent.  A director of the Corporation who
                  ------------------------
is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 11.  Committees of the Board of Directors.  The board of directors
                  ------------------------------------
may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and may appoint chairmen of any such committees. To the extent provided in the resolution designating such committee, and except as provided under applicable Delaware law, each such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

     Section 12.  Action Without a Meeting.  Any action required or permitted to
                  ------------------------
be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 13.  Interested Directors.  No contract or transaction between the
                  --------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board

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or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stock-holders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  Article IV

         Indemnification of Officers, Directors, Employees and Agents
         ------------------------------------------------------------

     Section 1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in

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respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification provided for above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote directors who were not parties to such action, suit or proceeding even though less than a quorum; or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

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

     Section 8. For purposes of this Article, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise. shall stand in the same position under the provisions of this Article with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights conferred pursuant to this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 11. Any repeal or modification of the foregoing provisions of this
Article IV shall not adversely affect any right or protection hereunder of a person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   Article V

                                   Officers
                                   --------

     Section 1.  Election.  The board of directors shall elect a president and
                 --------
secretary and may elect a Chairman of the Board, such vice-presidents as in the opinion of the board of directors the business of the Corporation requires, and a treasurer; and it shall elect or appoint from time to time such other or additional officers including assistant secretaries and assistant treasurers, as in its opinion are desirable for the conduct of the business of the Corporation. The Chairman of the Board, if any, shall be a director, but no other officer shall be required to be a member of the

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board of directors.  Any number of offices may be held by the same person.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 2.  Removal and Vacancies.  Any officer may resign at any time upon
                 ---------------------
written notice to the Corporation. Any officer or agent shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the whole board of directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting. Any officer, agent, or employee, other than officers appointed by the board of directors, shall hold office at the discretion of the officer appointing them. In its discretion the board of directors, by the vote of a majority of the whole board, may leave unfilled for any such period as it may fix by resolution any office except those of president, treasurer, and secretary.

     Section 3.  Salaries.  The salaries of all officers of the corporation will
                 --------
be fixed by the board of directors except as otherwise directed by the board.

     Section 4.  Duties of Chairman.  The board of directors may elect a
                 ------------------
chairman of the board of directors. The chairman of the board of directors, if elected, or failing his election, the president, or, in his absence, a designated vice-president of the Corporation shall preside at all meetings of the board of directors and the stockholders and shall perform such other duties as may be prescribed from time to time by the board of directors or by these bylaws.

     Section 5.  Duties of President.  The president shall be the chief
                 -------------------
executive and administrative officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, at meetings of the board of directors. He shall perform such duties and exercise such powers as customarily pertain to the office of president and shall have general and active supervision over the property, business, and affairs of the Corporation and over its officers. He may appoint officers, agents, or employees other than those appointed by the board of directors. He may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the board of directors or by these bylaws.

     Section 6.  Duties of Vice-Presidents.  The vice-presidents shall have such
                 -------------------------
powers and perform such duties as may be assigned to them by the board of directors or the president. In the absence or disability of the president, a vice-president designated by the board or the president shall perform the duties and exercise the powers of the president. A vice-president may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     Section 7.  Duties of Treasurer.  The treasurer shall have general custody
                 -------------------
of all the funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the board of directors may designate. He may sign, with the president, or such other person or persons as may be designated for the purpose by the board of directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all money received and paid by him on account of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during ordinary business hours; and, whenever required by the board of directors or the president, shall render a statement of the Corporation's accounts. He shall perform such other duties as may be prescribed from time to time by the board of directors or by these bylaws. He shall, if required by the board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     The treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, help complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations.

     Section 8.  Duties of Secretary.  The secretary shall keep the minutes of
                 -------------------
all meetings of the stockholders and of the board of directors, and to the extent ordered by the board of directors or the president, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the board of directors, and of any committee appointed by the board. He shall prepare at least ten (10) days prior to every stockholders' meeting a complete list of stockholders as set forth in Article II, Section 11 of these bylaws. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the president or vice president thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the board of directors or by these bylaws. He shall be sworn to the faithful discharge of his duties.

     Section 9.  Bank Accounts.  In addition to such bank accounts as may be
                 -------------
authorized in the usual manner by resolution of the board of directors, the treasurer of the Corporation (with the approval of the president) may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the Corporation as shall be specified in the written instructions of the treasurer of the Corporation with the approval of the president of the Corporation.

     Section 10.  Exercise of Rights as Stockholders.  Unless otherwise ordered
                  ----------------------------------
by the board of directors, the president or a vice-president thereunto duly authorized by the president shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have the power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the fights and powers incident to the ownership of such stock. The board of directors, from time to time, may confer like powers upon any other person or persons.

     Section 11.  Assistant Officers.  The board of directors may elect such
                  ------------------
assistant secretaries and assistant treasurers as the board of directors deems advisable. Persons so elected may carry out such duties as are assigned to them by the other officers of the Corporation, and shall, in the absence or disability of the secretary or treasurer respectively, carry out all duties of such officers.

                                  Article VI

                                     Stock
                                     -----

     Section 1.  Issuance of Stock.  Authorized but unissued stock of the
                 -----------------
Corporation may be issued by the board of directors for such consideration as the board of directors deems appropriate, subject to the provisions of Section 2 of this Article. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive.

     Section 2.  Consideration for Stock.  Shares of stock with par value may be
                 -----------------------
issued for such consideration having a value not less than the par value thereof, in such form and in such manner as is determined from time to time by the board of directors. Shares of stock without par value may be issued for such consideration in such form and in such manner as is determined from time to time by the board of directors.

     Section 3.  Stock Certificates.  Certificates representing shares of the
                 ------------------
Corporation's stock shall be in such form as the board of directors may from time to time prescribe and shall be signed by the president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on the certificates may be by facsimile. The board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.

     Section 4.  Transfer Agent.  The board of directors may appoint one or more
                 --------------
transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

     Section 5.  Transfer of Stock.  Shares of capital stock of the Corporation
                 -----------------
shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares or, in the case of uncertificated shares, in the manner provided by law.

     Section 6.  Lost Certificates.  In case any certificate representing shares
                 -----------------
of capital stock of the Corporation or uncertificated shares shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by the Corporation prior to issuance of a replacement certificate.

     Section 7.  Holder of Record.  The Corporation shall be entitled to treat
                 ----------------
the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 8.  Examination of Books by Stockholders.  The original or
                 ------------------------------------
duplicate stock ledger of the Corporation containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Corporation will, at all times during the usual hours of business, be available for inspection at the Corporation's principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by Title 8, Section 220 of the Delaware General Corporation Law, will have the right to inspect such books and records.

                                  Article VII

                                 Miscellaneous
                                 -------------

     Section 1.  Fiscal Year.  The board of directors shall have power to fix,
                 -----------
and from time to time change, the fiscal year of the Corporation.

     Section 2.  Methods of Notice.  Whenever any notice is required to be given
                 -----------------
in writing to any stockholder or director pursuant to any statute, the Certificate of Incorporation, or these bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail with postage thereon prepaid, or sent by a nationally recognized overnight delivery service or facsimile addressed to the stockholder or director at such address as appears on the books of the Corporation.
Whenever any notice may be or is required to be given by telegram to any director, it will be deemed for all purposes to have been sufficiently given at the time the same is filed with the telegraph or cable office, properly addressed to such director at his address set forth on the books of the Corporation.

     Section 3.  Form of Records.  Any records maintained by the Corporation in
                 ---------------
the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                 Article VIII

                                   Amendment
                                   ---------

     The board of directors shall have the power to add any provision to or alter or repeal any provision of these bylaws by the vote of a majority of all of the directors at any regular or special meeting of the board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the board. The stockholders may alter or repeal any provision of these bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.


                                    THE END